Exhibit 99.2

PacificNet, Inc. Announces Appointment of New Auditors

BEIJING, Feb. 7 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq: PACT - News), a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China, today announced that its Audit Committee has approved the appointment of Kabani & Company, Inc (www.kabanico.com) as its new independent registered public accounting firm. Based in Los Angeles, California, Kabani is a public accounting and consulting firm serving private and public companies with comprehensive services throughout North America, Europe and Asia. Through its partner firms in China, Kabani has a team of local PRC CPAs in Beijing, Guangzhou, and Shenzhen who are experienced in dealing with PRC accounting standards and audit issues and can help PacificNet with its many operation offices in China.

Kabani & Company, Inc. is being engaged to audit PacificNet's financial statements for the fiscal year ended December 31, 2006. In addition, Kabani will review the Company's financial statements contained in its quarterly reports on Form 10-Q, beginning with the quarter ending March 31, 2007. The engagement of Kabani follows upon the departure of the Company's prior independent auditors, Clancy and Co., P.L.L.C., described in the Company's Form 8-K at http://www.sec.gov.

Joe Levinson, CFO of PacificNet, stated, "As we embark on our growth strategies, targeting U.S., China and the rest of the world market penetration, we have selected to retain a prestigious and experienced U.S.- based auditing firm, which we found in Kabani & Company. Kabani's professional team brings expertise in SEC audits and understands the needs of ever- expanding companies such as ours. As our auditors, Kabani will help ensure we meet the compliance and reporting requirements of a public company, and further support our progress in executing the Company's business strategy and the growth outlook in the future."

About Kabani & Company, Inc.

Kabani & Company, Inc. is a growing public accounting and consulting firm based in Los Angeles, California. Kabani & Company has built a solid reputation for providing quality service and expertise to both public (SEC) and private companies. The firm represents clients from a variety of industries, including high-tech, manufacturing, service, financial, hospitality and entertainment in North America, Europe and Asia. Kabani & Company, Inc. provides these services proactively through a close relationship with its clients and an in-depth understanding of its objectives.

Kabani & Company is registered with PCAOB and is a member firm of AICPA Center for Public Company Audit Firms. Kabani & Company, Inc. recently successfully went through a peer review of its quality control policies and was also awarded the "Certificate of Recognition" by PCPS/The AICPA Alliance for CPA firm, for its quality control standards. For more information, visit www.kabanico.com.

About PacificNet

PacificNet Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,600 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and has headquarters in Beijing, Hong Kong and USA.

Safe Harbor Statement

This announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's possible future losses, uncertain regulatory landscape in China, and fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10KSB and other filings with the SEC.

Contact:
PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 59225000
PacificNet Shenzhen office: Room 4203, Jinzhonghuan Business Building,
Futian District, Shenzhen, China. Postal Code: 518040